August 2008 Filed pursuant to Rule 433 dated July 25, 2008 relating to Preliminary Pricing Supplement No. 727 dated July 24, 2008 to Registration Statement No. 333-131266
STRUCTURED INVESTMENTS
Opportunities in Equities
Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Call Warrant on a Global Basket of Equity Indices
Each Capital Protected Unit consists of a zero-coupon note issued by Morgan Stanley (a “note”) and a cash-settled call warrant issued by Morgan Stanley (a “call warrant”) linked to the performance of an equally-weighted basket composed of three equity indices, the S&P 500® Index, the Nikkei 225 Index and the Dow Jones Euro STOXX 50® Index.  If the units are held to maturity and not separated into their component parts, the call warrant will pay 100% of the appreciation of the index, subject to the maximum cash settlement amount of $4.50 to $5.50 (representing a return of 45% to 55% on your investment) in addition to the $10 face amount you will receive for the note.  This corresponds to a total aggregate maximum payment of $14.50 to $15.50 per unit.

SUMMARY TERMS OF THE UNITS
Issuer:	Morgan Stanley
Issue price:	$10 per unit (see “Commissions and issue price” below)
Pricing date:	August , 2008
Original issue date:	August , 2008 (5 business days after the pricing date)
Maturity date:	November 29, 2011
Interest:	None
Basket:	Basket Indices	Weighting	Initial Index Value	Multiplier
	S&P 500® Index (the “S&P 500 index”)	33.3333%
	Nikkei 225 Index (the “Nikkei index”)	33.3333%
	Dow Jones Euro STOXX 50® Index (the “Euro STOXX 50 index”)	33.3333%
Payment at maturity:
The payment at maturity per unit will equal:
¡ The $10 face amount of the note component plus
¡ The cash settlement amount, which may be zero, on the call warrant component, subject to the maximum cash settlement amount of $4.50 to $5.50
If the units are held to maturity, in no event will the payment at maturity on the units be less than $10.

Cash settlement amount:	$10 times the basket performance times the participation rate, subject to the maximum cash settlement amount In no event will the cash settlement amount be less than $0.
Participation rate:	100%
Maximum cash settlement amount:	$4.50 to $5.50. The actual maximum cash settlement amount will be determined on the pricing date.
Basket performance:	(final basket value - initial basket value) / initial basket value
Initial basket value:	10, the sum of the products, for each basket index, of the initial index value and the multiplier for such basket index
Final basket value:	The sum of the products, for each basket index, of the final index value and the multiplier for such basket index
Initial index value:	S&P 500 index: the official closing value on the pricing date Nikkei index and Euro STOXX 50 index: the official closing value on the index business day immediately following the pricing date
Final index value:
For each basket index, the final index value will equal:
¡ If the call warrant component is automatically exercised on November 24, 2011, which we refer to as the automatic exercise date, the closing value of the index on the automatic exercise date; or
¡ If the units have been previously separated and the call warrant component is exercised before the automatic exercise date, the index closing value on the index business day immediately following the date we receive notice of such exercise, subject, in each case, to postponement for non-index business days and market disruption events.

Separation right:
Beginning on November 28, 2008, you will have the right to separate your units into their component parts, subject to the requirement that you have an account approved for naked options trading.  Upon such separation, you may trade each component part separately.  You should consult with your financial advisor to determine whether your brokerage account would meet the appropriate options trading requirements.

Exercise date:
(i)      if a call warrant has not been previously exercised, the automatic exercise date; or
(ii)     if a unit has previously been separated, the trading day immediately following the day on which notice of exercise is received;

CUSIP:	For the units, 617480710; for the notes, 617482AT1 and for the call warrants, 617480728
Listing:	None of the units, the notes and the call warrants will be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Commissions and issue price:	Price to Public(1)	Agent’s Commissions(1)(2)		Proceeds to Company
Per Unit:	$10	$0.20		$9.80
Total:	$	$		$

(1)   The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of the units purchased by that investor.  The lowest price payable by an investor is $9.925 per unit.  Please see “Syndicate Information” on page 7 for further details.
(2)   For additional information, see “Plan of Distribution” in the prospectus supplement for the units.

You should read this document together with the preliminary pricing supplement describing this offering, and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 727 dated July 24, 2008
Amendment No. 1 to Prospectus Supplement dated July 24, 2007
Prospectus dated January 25, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP: MSPRB0707001

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Investment Overview

Capital Protected Units

The Capital Protected Units (the “units”) each consist of (i) a $10 face amount, zero-coupon note, issued by Morgan Stanley, maturing on November 29, 2011 (each, a “note”), and (ii) a cash-settled call warrant with a notional amount of $10, issued by Morgan Stanley (each, a “call warrant”), which will be automatically exercised on November 24, 2011, if not previously exercised.  The units, if not separated, provide a way to gain principal-protected exposure to an equally-weighted global basket of three equity indices.

At maturity, if the basket has appreciated, the call warrant will pay 100% of the appreciation of the basket, subject to the maximum cash settlement amount of $4.50 to $5.50 (representing a return of 45% to 55% on your investment) in addition to the $10 face amount you will receive for the note.  This will correspond to a total aggregate payment of $14.50 to $15.50 per unit. Alternatively, if at maturity, the basket has depreciated, the investment will redeem for only the $10 face amount of the note, without any yield on your investment.

Maturity:	3.25 years
Principal protection (if not separated):	100%
Periodic interest payments:	None
Maximum cash settlement amount:	$4.50 to $5.50 (representing a 45% to 55% return on your investment). The actual maximum cash settlement amount will be determined on the pricing date.

Separating the Units

On or after November 28, 2008, the units may be separated into the component notes and call warrants.  In order to separate the units, you must have an account approved for naked options trading.  Upon such separation, each component part will trade separately under a separate CUSIP number.  You should consult with your financial advisor to determine whether your brokerage account would meet the appropriate options trading requirements.  For a description of the note and call warrant components, please see “Key Terms Applicable to the Notes” and “Key Terms Applicable to the Warrants” starting on page 5, and the accompanying preliminary pricing supplement.

Preliminary Pricing Supplement No. 727 dated July 24, 2008

August 2008	Page 2

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Basket Overview

Basket Indices	Weighting	Bloomberg Ticker
S&P 500 index	33.3333%	SPX
Nikkei 225 index	33.3333%	NKY
EuroStoxx 50 index	33.3333%	SX5E

Information as of July 23, 2008:

Basket Index	Current Value	52 Week High	52 Week Low
S&P 500 index	1,282.19	1,565.15	1,214.91
Nikkei 225 index	13,312.93	18,002.03	11,787.51
EuroStoxx 50 index	3,387.50	4,489.79	3,142.73

Historical Basket Performance

The graph is calculated to show the hypothetical historical performance of the basket since January 1, 2003 (assuming each of the basket indices had been equally weighted as of January 1, 2003) and illustrates the effect of the offset and/or correlation among the basket indices during such period.  The graph does not attempt to show your expected return on an investment in the units.  Increases in one or more of the basket indices may be partially or wholly offset by decreases in one or more of the other basket indices.  The historical values of the basket should not be taken as an indication of its future performance.

August 2008	Page 3

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Key Investment Rationale

If the units are not separated prior to maturity, the call warrant component of the units offers exposure to 100% of the positive performance of the basket, while the note component ensures the return of 100% of your principal.  Investors in the units should be willing to forgo current yield or interest in exchange for upside exposure to the basket of equity indices.

Best Case Scenario
The basket increases in value and, at maturity, the note component redeems for the $10 face amount and the call warrant component redeems for the maximum cash settlement amount of $4.50 to $5.50 (resulting in an aggregate payment of $14.50 to $15.50 per unit).

Worst Case Scenario	The basket declines in value and, at maturity, the call warrant component does not pay any cash settlement amount and you receive only the $10 face amount of the note component per unit.

Summary of Selected Key Risks (see page 11)

¡
There will be no payments of interest with respect to the units and the return on the units (the effective yield to maturity) may be less than the amount that would be paid on a conventional debt security.

¡	The appreciation potential of the units is limited by the maximum cash settlement amount.

¡	The units will not be listed.

¡
Market price of the units may be influenced by many unpredictable factors.  Prior to maturity the units may, depending on market conditions (primarily movements in the basket indices and interest rates), trade below the original issue price.

¡	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

¡	Changes in the value of one or more of the basket indices may offset each other.

¡	Adjustments to the basket indices could adversely affect the value of the units.

¡	You have no shareholder rights.

¡	There are risks associated with investments in securities indexed to the value of foreign equity securities.

¡	Investing in the units, or if separated, the call warrants, is not equivalent to investing in the basket indices or their component stocks.

¡	The units may only be separated by investors with brokerage accounts approved for the naked options trading.

¡	Upon separation from the units, the return on your investment in the call warrants will be limited to receipt upon exercise of the cash settlement amount, which may be zero.

¡	If you exercise the call warrants prior to the automatic exercise date for an amount less than the maximum cash settlement amount, you will lose a portion of the value of the call warrant.

¡	Economic interests of the calculation agent may be potentially adverse to investors.

¡	Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the basket indices.

¡	The U.S. federal income tax consequences of an investment in the units are uncertain.

¡	Credit risk to Morgan Stanley.

August 2008	Page 4

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Fact Sheet

The units are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying preliminary pricing supplement, prospectus supplement and the prospectus.  At maturity, for units that have not been previously separated, we will pay per unit the $10 face amount of the note component plus a cash settlement amount with respect to the $10 notional amount of the call warrant component, if any, based on the increase, if any, in the value of the basket. The units are issued as part of Morgan Stanley’s Series F Global Units program.

Expected Key Dates
Pricing Date	Original Issue Date (Settlement Date)	Maturity Date
August , 2008	August , 2008 (5 business days after the pricing date)	November 29, 2011

Key Terms Applicable to the Units
Issuer:	Morgan Stanley
Issue price:	$10 per unit (see “Syndicate Information” on page 7)
Stated principal amount:	$10 per unit
Interest:	None
Unit CUSIP:	617480710
Payment at maturity:
For each unit that has not been previously separated, you will receive:
(i)    the $10 face amount of the note component; plus
(ii)   the cash settlement amount, if any, on the call warrant component.  The cash settlement amount will be subject to the maximum cash settlement amount of $4.50 to $5.50.
See “Key Terms Applicable to the Notes—Payment at Maturity” and “Key Terms Applicable to the Warrants—Cash settlement amount” below.

Initial separation eligibility date:	November 28, 2008. The units may not be separated prior to this date.
Separating the units:
To separate a unit, you must have a brokerage account approved for naked options trading and you must have your brokerage firm complete an official notice of separation, which will include a representation by that you have a brokerage account approved for the appropriate level of options trading.  You should consult with your financial advisor to determine whether your brokerage account would meet the appropriate options trading requirements.  For more information on separating units, see “Annex A—Separating the Units” in this document and “Description of Units, Notes and Warrants—The Units—Separating the Units” in the accompanying preliminary pricing supplement.

Unit agent:	The Bank of New York Mellon
Payment in case of event of default:
In the case of an event of default with respect to the note component, the amount due and payable on the units will be the sum of the amounts due and payable on the note component and the call warrant component, respectively. See “Key Terms Applicable to The Notes—Payment in case of event of default” and “Key Terms Applicable to The Warrants—Payment in case of event of default” below.

Risk factors:	Please see “Risk Factors” on page 11

Key Terms Applicable to the Notes
Face amount:	$10 per note
Nominal issue price:	$ per note. The nominal issue price of each note will be determined on the pricing date.
Periodic interest payments:	There will be no periodic interest payments on the notes.
Maturity date:	November 29, 2011
Payment at maturity:	The $10 face amount of the note.
Payment in case of event of default:
As the notes are zero-coupon notes, they are considered to be issued with original issue discount based on the nominal issue price.  In case an event of default with respect to the notes, the amount due upon an acceleration will be an amount less than the face amount and will be based on the nominal issue price and the amount of original issue discount that has accrued to the date of acceleration.

Note CUSIP:	617482AT1
Trustee:	The Bank of New York Mellon

August 2008	Page 5

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Key Terms Applicable to the Warrants
Notional amount:	$10 per call warrant
Basket:	Basket Indices	Weighting	Initial Value	Multiplier
	S&P 500® Index (the “S&P 500 index”)	33.3333%
	Nikkei 225 Index (the “Nikkei index”)	33.3333%
	Dow Jones Euro STOXX 50® Index (the “Euro STOXX 50 index”)	33.3333%
Automatic exercise date:
November 24, 2011. The call warrant component of a unit, or any previously separated call warrants that has not been exercised prior to this date, will be automatically exercised on this date, and the holder will receive the cash settlement amount, if any.

Cash settlement amount:
The cash settlement amount upon exercise for each call warrant will be paid on the applicable call warrant settlement date and will equal:
$10 x the basket performance x the participation rate, subject to the maximum cash settlement amount.
In no event will the cash settlement amount be less than $0

Participation rate:	100%
Maximum cash settlement amount:	$4.50 to $5.50 per call warrant. The actual maximum cash settlement amount will be determined on the pricing date.
Basket performance:	(final basket value - initial basket value) / initial basket value
Initial basket value:	10, the sum of the products, for each basket index, of the initial index value and the multiplier for such basket index
Final basket value:	The sum of the products, for each basket index, of the final index value and the multiplier for such basket index on the applicable exercise date.
Initial index value:	S&P 500 index: the official closing value on the pricing date Nikkei index and Euro STOXX 50 index: the official closing value on the index business day immediately following the pricing date
Final index value:
For each basket index, the final index value will equal:
¡ If the call warrant component is automatically exercised on the automatic exercise date, the closing value of the index on the automatic exercise date; or
¡ If the units have been previously separated and the call warrant component is exercised before the automatic exercise date, the index closing value on the index business day immediately following the date we receive notice of such exercise, subject, in each case, to postponement for non-index business days and market disruption events.

Exercise date:
(i) if a call warrant has not been previously exercised, November 24, 2011; or
(ii) if a unit has previously been separated, the trading day immediately following the day on which notice of exercise is received;
in each case subject to adjustment for market disruption events and non-index business days.

Exercising the call warrants:
You may not exercise or transfer the call warrant component of a unit prior to the automatic exercise date unless the unit has been previously separated.  You may not separate any units unless you have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.  For more information on exercising the call warrants, see “Annex B—Exercising the Warrants” in this document and “Description of Units, Notes and Warrants—The Warrants—Exercising the Warrants” in the accompanying preliminary pricing supplement.

Warrant settlement date:	The third business day after the applicable exercise date.
Payment in case of event of default:
In case an event of default with respect to the notes shall have occurred and be continuing, the payment on the call warrants will be accelerated upon acceleration of the notes and the amount declared due and payable for each call warrant upon any such acceleration will be determined by the calculation agent solely by reference to the value of the call warrant based on the greater of (i) the mean of the bid prices for such option on such day obtained from three recognized dealers and (ii) the bid price of MS & Co. or any of its affiliates.

Warrant CUSIP:	617480728
Warrant agent:	The Bank of New York Mellon

August 2008	Page 6

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

General Information
Listing:	None of the units, the notes and the call warrants will be listed on any securities exchange.
Tax considerations:
Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the units, the issuer believes that, under current law, each unit should be treated as a separable unit consisting of the following components: (i) a zero coupon note (the “note”), which will be treated as a debt instrument issued with original issue discount, and (ii) a cash-settled call warrant on the basket indices (the “warrant”).

Assuming this characterization of the units is respected and subject to the discussion under “United States Federal Taxation” in the accompanying pricing supplement, the following U.S. federal income tax consequences should result, regardless of whether or not a holder separates its unit into the component parts:

•      With respect to the note, a U.S. Holder will be required to include original issue discount in income as it accrues in accordance with a constant yield method based on a compounding of interest.  Upon sale, exchange or redemption of the note, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the holder’s adjusted tax basis in the note.  Such gain or loss should be long-term capital gain or loss if the investor has held the note for more than one year.

•      With respect to the warrant, a U.S. Holder should not be required to recognize taxable income over the term of the warrant prior to maturity.  Upon sale, exchange or settlement of the warrant, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the warrant.  Such gain or loss should be long-term capital gain or loss if the investor has held the warrant for more than one year.

Both U.S. and non-U.S. investors considering an investment in the units should read the discussion under “Risk Factors ― Structure Specific Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying pricing supplement and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the units.

Minimum purchase:	100 units
Use of proceeds and hedging:
The net proceeds we receive from the sale of the units will be used primarily in connection with hedging our obligations under the units by one or more of our affiliates.  The issue price of the units includes MS & Co.’s commissions paid with respect to the units and the costs of hedging our obligations under the units.  The costs of hedging include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

MS & Co. and other affiliates of ours will carry out hedging activities related to the units (and possibly to other instruments linked to the basket indices), including by taking positions in futures or options contracts on the basket indices or their component securities listed on major securities markets, or any other instruments that we may wish to use in connection with such hedging.  MS & Co. and other affiliates of ours trade futures contracts and other financial instruments related to the basket indices and their component stocks on a regular basis as part of their general broker-dealer and other businesses.

Benefit Plan Investor Considerations:	See “Benefit Plan Investor Considerations” in the accompanying preliminary pricing supplement.
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price of the units	Selling concession	Aggregate price of the units for any single investor
$10.0000	$0.20000	<$999K
$9.96250	$0.16250	$1MM-$2.99MM
$9.94375	$0.14375	$3MM-$4.99MM
$9.92500	$0.12500	>$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the units distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the units.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

August 2008	Page 7

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Hypothetical Payout on the Units

For each unit that you hold, if you do not separate the unit and you hold it until maturity, you will receive a cash payment of $10, in respect of the note component, plus a cash settlement amount, which may be zero, in respect of the call warrant component.  The cash settlement amount will be calculated on the automatic exercise date (if a call warrant has not been previously exercised) and will be equal to $10 times the basket performance times the participation rate, subject to the maximum cash settlement amount.  In no event will the cash settlement amount be less than $0.

Below are three examples of how to calculate the basket performance and the payment at maturity based on the hypothetical data in the table below.  Each of these examples assumes that the units are held to maturity and are not separated at any time.

Example 1: The basket appreciates and investors receive the $10 face amount of the note component plus the cash settlement amount of the call warrant component at maturity
Basket Index	Weighting	Hypothetical Multiplier	Hypothetical Initial Index Value	Hypothetical Final Index Value	Percent Change
S&P 500 index	33.3333%	0.002666664	1,250	1,687.50	35%
Nikkei index	33.3333%	0.000260414	12,800	17,280	35%
Euro STOXX index	33.3333%	0.001010100	3,300	4,455	35%

The final basket value equals the sum of the products, for each basket index, of the final index value times the multiplier for such basket index. Therefore, the final basket value in the example above equals:

the S&P 500 final index value times the S&P 500 index multiplier; plus the Euro STOXX final index value times the Euro STOXX index multiplier; plus the Nikkei final index value times the Nikkei index multiplier

So, using the hypothetical final index values and multipliers above,

1,687.50  x  0.002666664  = 4.4999955; plus

17,280.00  x  0.000260414  = 4.499955; plus

4,455  x  0.001010100  = 4.4999955; equals

final basket value = 13.50

Participation rate:                                                                                                                                                        100%

Hypothetical maximum cash settlement amount:                                                                                                $5.00

The basket performance equals:

(i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

Accordingly, in this example the basket performance equals:

(13.50 – 10) / 10 = 0.35.

The cash settlement amount equals:

(i) $10 times (ii) the basket performance times (iii) the participation rate, subject to the maximum cash settlement amount.

Accordingly, in this example the cash settlement amount equals:

$10 x 0.35 x 100% = $3.50

The payment at maturity is calculated as follows:

$10 face amount of the note component  +  cash settlement amount for the call warrant component

And therefore, in this example, the payment at maturity for each unit equals:

$10 + $3.50  = $13.50

August 2008	Page 8

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Example 2: The basket significantly appreciates and investors receive the $10 face amount of the note component plus the maximum cash settlement amount of the call warrant component at maturity
Basket Index	Weighting	Hypothetical Multiplier	Hypothetical Initial Index Value	Hypothetical Final Index Value	Percent Change
S&P 500 index	33.3333%	0.002666664	1,250	2,187.50	75%
Nikkei index	33.3333%	0.000260414	12,800	22,400	75%
Euro STOXX index	33.3333%	0.001010100	3,300	5,775	75%

The final basket value equals the sum of the products, for each basket index, of the final index value times the multiplier for such basket index. Therefore, the final basket value in the example above equals:

the S&P 500 final index value times the S&P 500 index multiplier; plus the Euro STOXX final index value times the Euro STOXX index multiplier; plus the Nikkei final index value times the Nikkei index multiplier

So, using the hypothetical final index values and multipliers above,

2,187.50  x  0.002666664  = 5.833275; plus

22,400.00  x  0.000260414  = 5.833275; plus

5,775.00  x  0.001010100  = 5.833275; equals

final basket value  = 17.50

Participation rate:                                                                                                                                                      100%

Hypothetical maximum cash settlement amount:                                                                                              $5.00

The basket performance equals:

(i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

Accordingly, in this example the basket performance equals:

(17.50 – 10) / 10 = 0.75.

The cash settlement amount equals:

(i) $10 times (ii) the basket performance times (iii) the participation rate, subject to the maximum cash settlement amount.

Because in this example, the basket performance would result in a cash settlement amount ($7.50) greater than the maximum cash settlement amount, the cash settlement amount will be only the hypothetical maximum cash settlement amount of $5.00.

The payment at maturity is calculated as follows:

$10 face amount of the note component  +  cash settlement amount for the Call Warrant component

And therefore, in this example, the payment at maturity for each unit equals:

$10 + $5.00  = $15.00

In this example, even though the basket has appreciated by 75% from its initial value, the cash settlement amount is limited by the maximum cash settlement amount to $5.00, and the total payment at maturity is $15.00, representing a 50% return on your investment in the units.

August 2008	Page 9

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Example 3: The basket depreciates, even though one of the basket indices appreciates, and investors receive only the $10 face amount of the note component.
Basket Index	Weighting	Hypothetical Multiplier	Hypothetical Initial Index Value	Hypothetical Final Index Value	Percent Change
S&P 500 index	33.3333%	0.002666664	1,250	1,125	-10%
Nikkei index	33.3333%	0.000260414	12,800	11,520	-10%
Euro STOXX index	33.3333%	0.001010100	3,300	3,630	10%

The final basket value equals the sum of the products, for each basket index, of the final index value times the multiplier for such basket index. Therefore, the final basket value in the example above equals:

the S&P 500 final index value times the S&P 500 index multiplier; plus the Euro STOXX final index value times the Euro STOXX index multiplier; plus the Nikkei final index value times the Nikkei index multiplier

So, using the hypothetical final index values and multipliers above,

1,125.00  x  0.002666664  = 3.00; plus

11,520.00  x  0.000260414  = 3.00; plus

3,630.00  x  0.001010100  = 3.667; equals

final basket value = 9.667

The basket performance equals:

(i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

Even though the Euro STOXX 50 index has appreciated by 10%, this appreciation is more than offset by the depreciation of the S&P 500 index and the Nikkei index by 10% each, resulting in a basket performance of less than zero.

Because in this example, the basket performance would result in a cash settlement amount less than $0, the cash settlement amount will be $0 and the payment at maturity for each unit will equal only the $10 face amount of the note component.

In this example, even though the index has depreciated by 3.333% from its initial value, the note component ensures a return of 100% of principal at maturity and the total payment at maturity is therefore $10.00 per unit.

August 2008	Page 10

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the units.  For further discussion of these and other risks you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the units.

Risk Factors Applicable to the Units, Notes and Warrants

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Unlike conventional debt securities, there will be no payments of interest with respect to the units, notes or call warrants.  The units differ from many conventional debt securities in that no interest will be paid on the units.  Because of the variable nature of the cash settlement amount on the call warrant component, which may equal zero, the return on your investment in the units may be less than the amount that would be paid on a conventional debt security.  The return of only the $10 face amount of the note component at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  The units have been designed for investors who are willing to forgo market floating interest rates in exchange for the return or principal at maturity and a cash settlement amount to be paid with respect to the call warrant component, if any, based on performance of an equally-weighted basket of three equity indices.

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You may receive only the $10 face amount of the note component for each unit at maturity.  If the value of the basket has not increased or has declined at maturity from its initial value and, as a result, the basket performance is less than or equal to 0% you will receive no cash settlement amount on the call warrant component of the units and will receive only the $10 face amount of the note component for each unit.

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Your appreciation potential is limited.  The appreciation potential of the call warrant component and therefore of the units is limited by the maximum cash settlement amount of $4.50 to $5.50 (corresponding to a total payment of $14.50 to $15.50 per unit), with the actual maximum cash settlement amount to be determined on the pricing date.  As a result, you will not share in any appreciation of the basket above 145% to 155% of the initial basket value.

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The units will not be listed.  None of the units, the notes and the call warrants will be listed on any securities exchange.  There may be little or no secondary market for the units or, if any units are separated into their component notes and call warrants, for the notes or call warrants.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the units, the notes or the call warrants easily.  MS & Co. currently intends to act as a market maker for the units (and, if units are separated, for the notes and the call warrants) but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the units (or the notes or call warrants), the price at which you may be able to trade your units (or notes or call warrants) is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the units (or notes or call warrants).

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Market price of the units influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the units in the secondary market and the price at which MS & Co. may be willing to purchase or sell the units in the secondary market, including the index closing value of each of the basket indices at any time, the volatility (frequency and magnitude of changes in value) of the basket indices, interest and yield rates in the market, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket indices, or equity markets generally, and that may affect the final index value for each basket index, the time remaining to the maturity of the units, whether the level of the basket is at or above 145% to 155% of its initial value, the dividend rate on the stocks underlying the basket indices, and our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your units prior to maturity.  For example, you may have to sell your units at a substantial discount from the issue price if at the time of sale the value of the basket is at or below its initial value or if market interest rates rise.

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Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

You cannot predict the future performance of the basket indices or whether increases in one or more basket indices will be offset by decreases in the other basket indices based on their historical performance.  We cannot guarantee that the basket will increase in value so that you will receive a cash settlement amount on the call warrant component and therefore an amount per unit in excess of the $10 face amount of the note component.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase units (or, if units are separated, the notes or call warrants) in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the units, as well as the projected profit included in the cost of hedging our obligations under the units.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

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Changes in the value of one or more of the basket indices may offset each other.  Price movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the basket performance, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.

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Adjustments to the basket indices could adversely affect the value of the units  The publisher of any basket index can add, delete or substitute the stocks underlying such basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of such basket index. Any of these actions could adversely affect the value of the call warrant component, and therefore of the units.  The publisher of any basket index may discontinue or suspend calculation or publication of its basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the units insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, on the automatic exercise date (or any earlier exercise date for a separated call warrant) the final index value for the discontinued index will be an amount based on the stocks or contracts underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the index closing value last in effect prior to discontinuance of the applicable basket index.

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You have no shareholder rights.  As an investor in the units, or, if separated, in the call warrants, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any of the basket indices.

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There are risks associated with investments in securities indexed to the value of foreign equity securities.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

August 2008	Page 12

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

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Investing in the units is not equivalent to investing in the index or the stocks underlying the basket indices.  Investing in the units is not equivalent to investing in the basket indices or their component stocks.  See “Hypothetical Payouts on the Capital Protected Units” above.

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The call warrant component may only be separated by investors with brokerage accounts approved for naked options trading.  In order to separate any unit into its component note and call warrant after November 28, 2008, your brokerage firm will have to complete the an official notice of separation, which will include a representation that you have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.

Additional Risk Factors Applicable if the Unit Components are Separated

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Upon separation from the units, the return on your investment in the call warrants will be limited to receipt upon your exercise or upon automatic exercise, of the cash settlement amount, which may be zero.  If, after November 28, 2008, you exercise your right to separate units into their component notes and call warrants, upon your exercise of the call warrants, or upon their the automatic exercise on the automatic exercise date, you will receive for the call warrants only the cash settlement amount, which may be zero.  Furthermore, if you sell the call warrant component of a separated unit, you will receive only the value of the call warrant component, which may have little to no value.

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If you exercise the call warrants prior to the automatic exercise date for an amount less than the maximum cash settlement amount, you will lose a portion of the value of the call warrant.  A portion of the market value of a call warrant at any time depends on the basket value at such time relative to the initial basket value and is known as the “intrinsic value” of the call warrant.  If at any time, the basket value is higher than the initial basket value, the intrinsic value is positive and the call warrant is considered “in the money”; whereas, if, at any time, the basket value is lower than the initial basket value, the intrinsic value of the call warrant is zero and the call warrant is considered “out of the money.”  Another portion of the market value of a call warrant at any time prior to expiration depends on the length of time remaining until the last potential exercise date and is known as the “time value” of the call warrant.  On the pricing date, when the basket value is the same as the initial basket value, the time value of the call warrant represents its entire value; thereafter, the time value diminishes on a linear basis until, at expiration, the time value of the call warrant is zero.

If an in-the-money call warrant is exercised, rather than sold, prior to expiration, the exercising holder will receive the intrinsic value of the option, in the form of the cash settlement amount, but the remaining time value of the call warrant will not be realized.  Therefore, depending on market conditions and transaction costs, it may be advantageous for any holder of the call warrants to sell rather than exercise a call warrant prior to the expiration date.

If you have a brokerage account approved for naked options trading and have separated your units, and the basket has increased in value by more than 40% to 50% (corresponding to the maximum cash settlement amount of $4.50 to $5.50) so that you will receive the maximum cash settlement amount upon your exercise of a call warrant, the time value of the call warrant will, in effect, be reduced to zero so long as the basket remains at or above 145% to 155% of its initial level.

General Risk Factors

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The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.  The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the units.  As calculation agent, MS & Co. will determine the initial index value, the multiplier and the final index value for each basket index, and will determine the basket performance and calculate the cash settlement amount, if any, you will receive on the call warrants.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of a basket index, may affect the payout to you on the units.

August 2008	Page 13

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

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Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the values of the basket indices.  MS & Co. and other affiliates of ours will carry out hedging activities related to the units (and possibly to other instruments linked to the basket indices or their component stocks), including trading in the stocks underlying the basket indices, futures and options contracts on the basket indices, as well as in any other securities or instruments we may wish to use in connection with such hedging.  MS & Co. and some of our other subsidiaries also trade in the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the units for initial sale to the public could potentially increase the any of the initial index values and, as a result, could increase the values at which the respective basket indices must close on the automatic exercise date before you receive a cash settlement amount with respect to the call warrant component greater than zero.  Additionally, such hedging or trading activities during the term of the units could potentially affect the values of the basket indices on the automatic exercise date or an earlier exercise date and, accordingly, the amount of cash you will receive at maturity or upon such earlier exercise of the call warrant if a unit has been separated.

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The U.S. federal income tax consequences of an investment in the units are uncertain. Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the units.  Due to the absence of authorities that directly address the proper characterization and treatment of the units, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described therein.  In particular, the IRS could seek to characterize each unit as a single debt instrument for U.S. federal income tax purposes.  In such a case, the unit will be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the units, the timing and character of income recognized by a U.S. Holder (as defined in “United States Federal Taxation” in the accompanying pricing supplement) would be significantly affected.  Among other things, a U.S. Holder would be required to include in income during the term of the units an amount of original issue discount based on the “comparable yield” for a fixed-rate debt instrument with an issue price and term equal to the entire issue price of the units and term of the units.  Thus, the application of the Contingent Debt Regulations to the units generally would result in the U.S. Holder recognizing amounts of original issue discount over the term of the units that are greater than would be recognized under the treatment described in the Tax Disclosure Sections.  In addition, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the units would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.  Both U.S. and non-U.S. investors considering an investment in the units should read the Tax Disclosure Sections and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the units.

August 2008	Page 14

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Information about the Basket Indices

The S&P 500® Index.  The S&P 500 index, which is calculated, maintained and published by Standard & Poor’s® Corporation, consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  For additional information about the S&P 500 index, see “Description of Units, Notes and Warrants—General Information—The Basket Indices—The S&P 500® Index” in the accompanying preliminary pricing supplement.

The Nikkei 225 Index. The Nikkei index currently is based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  For additional information about the Nikkei index, see “Description of Units, Notes and Warrants— General Information—The Basket Indices—The Nikkei Index” in the accompanying preliminary pricing supplement.

The Dow Jones Euro STOXX 50® Index. The Euro STOXX 50 index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.  For additional information about the Euro STOXX 50 index, see “Description of Units, Notes and Warrants— General Information—The Basket Indices——The Dow Jones Euro STOXX 50® Index” in the accompanying preliminary pricing supplement.

License Agreement between Standard & Poor’s® Corporation and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. See “Description of Units, Notes and Warrants—General Information—License Agreement Between S&P and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between Nikkei Inc. and Morgan Stanley.  As of the original issue date, we will have received the consent of Nikkei Inc., the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the notes.  Nikkei Inc. has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei Inc.  Nikkei Inc. has no relationship to us or the notes; it does not sponsor, endorse, authorize, sell or promote the notes, and has no obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the return on your investment.  See “Description of Units, Notes and Warrants—General Information—License Agreement between Nikkei Inc. and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between STOXX Limited and Morgan Stanley.  “Dow Jones Euro STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the notes.  See “Description of Units, Notes and Warrants—General Information—License Agreement between STOXX Limited and Morgan Stanley” in the accompanying preliminary pricing supplement.

August 2008	Page 15

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Historical Information

The following graphs set forth the historical price performance of each respective basket index for the period January 1, 2003 to July 23, 2008.  The closing value for the S&P 500 index, the Nikkei index and the Euro STOXX 50 index on July 23, 2008 were 1,282.19, 13,312.93 and 3,387.50, respectively.  We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification.  The historical prices and historical performance of the basket indices should not be taken as an indication of future performance.  We cannot give you any assurance that the basket performance at maturity will be greater than zero so that you will receive a cash settlement amount on the call warrant component of the units in addition to the $10 face amount of the note component.

S&P 500 Index

Nikkei 225 Index	Dow Jones Euro STOXX 50 Index

August 2008	Page 16

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Annex A

Separating the Units

To separate units into the component notes and call warrants, you must have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.  To separate a unit into a note and a call warrant, you must instruct your broker or other person with whom you hold your units to take the following steps through DTC:

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fill out an Official Notice of Separation, which will include a representation by you that you have a naked options-eligible brokerage account (upon which representation Morgan Stanley and the unit agent may conclusively rely) and which is attached as Exhibit 1 to this Annex A, and deliver your Official Notice of Separation to The Bank of New York Mellon, as unit agent and to Morgan Stanley before 10:00 a.m. (New York City time) on any trading day that is also a business day;

¡	inform the unit agent and the calculation agent by telephone before 10:00 a.m. (New York City time) on that day of your intention to exercise your separation right;

¡	transfer your book entry interest in the units to the unit agent.

Your interest in the units will be exchanged for interests in the component notes and call warrants on the separation date.

If your brokerage firm gives your Official Notice of Separation to us or to the unit agent after 10:00 a.m. (New York City time) on any business day, the notice will not become effective until the later of (i) the next business day and (ii) the day on which your book entry interest in the units is transferred to the unit agent on your behalf (the “separation date”).  Your account will generally be credited with one note and one call warrant per separated unit within two business days of the date on which your notice is effective.  You will first be able to exercise or transfer your call warrants on the first trading day immediately succeeding the separation date.

If your brokerage firm gives your Official Notice of Separation to us or to the unit agent after 10:00 a.m. on November 22, 2011, the notice will not be effective.

August 2008	Page 17

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Exhibit 1

OFFICIAL NOTICE OF SEPARATION

Dated: [Any Business Day on or after the Initial Separation Eligibility Date and prior to 10:00 a.m. on November 22, 2011]

The Bank of New York Mellon, Unit Agent 101 Barclay Street, 8W New York, New York 10286 Fax No.: (212) 815-5704 (Attn: Timothy Casey)	Morgan Stanley & Co. Incorporated, as Calculation Agent 1585 Broadway New York, New York 10036 Fax No.: (646) 290-2676 (Attn: Structured Investments)

Morgan Stanley 1585 Broadway New York, New York 10036

Dear Sirs:

The undersigned holder of the Capital Protected Units Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices of Morgan Stanley (CUSIP No. 617480710) (the “Units”) hereby irrevocably elects to exercise, with respect to the number of Units indicated below, as of the date hereof (or, if this letter is received after 10:00 a.m. on any Business Day, as of the next Business Day), provided that such day is on or after the Initial Separation Date and is not later than 10:00 a.m. on November 22, 2011, the right to separate the Units as described under “Description of Units, Notes and Warrants—The Units—Separating the Units” in Pricing Supplement No. 727 dated August   , 2008 (the “Pricing Supplement”) to the Prospectus Supplement dated July 24, 2007 and the Prospectus dated January 25, 2006.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Unit Agent will deliver on the Separation Date a number of Warrants and Notes equal to the number of Units set forth below, in accordance with the terms of the Units, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of Units indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Units) (ii) the brokerage account to which the separated Warrants and Notes will be transferred is naked options-eligible on the Separation Date and (iii) it will cause the number of Units to be separated to be transferred to the Unit Agent on the Separation Date.

Very truly yours,
[Name of Holder]

By: ________________________________________
[Title]

[Fax No.]

___________________________________________
Number of Units to be surrendered for separation

August 2008	Page 18

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Receipt of the above Official
Notice of Separation is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO., as Calculation Agent
By MORGAN STANLEY & CO., as Calculation Agent

By: ______________________________________
Title:
Date and time of acknowledgment _____________

Receipt of the above Official
Notice of Separation is hereby acknowledged
THE BANK OF NEW YORK MELLON, as Unit Agent

By: ______________________________________
Title:

Date and time of acknowledgment _____________

August 2008	Page 19

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Annex B

Exercising the Warrants

The call warrants may only be exercised after they have been separated from the units.

With respect to any call warrant that has previously been separated from its respective unit (see “Annex A—Separating the Units”), on any notice date after November 28, 2008 and on or before November 23, 2011, upon:

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the completion by your brokerage firm and delivery to us, The Bank of New York Mellon as warrant agent and the calculation agent through your participant at DTC, of an Official Notice of Exercise (in the form of Exhibit 2 to this Annex B) prior to 10:00 a.m. (New York City time) on such date,

¡	telephonic notification to the warrant agent and the calculation agent prior to 10:00 a.m. (New York City time) on such date of your intention to exercise a specified number of call warrants and

¡	instruction to your broker or the participant through which you own your interest in the call warrants to transfer your book entry interest in the call warrants to the warrant agent on our behalf,

the call warrants specified in your Official Notice of Exercise will be exercised on the applicable exercise date and you will receive the cash settlement amount, if any.  The exercise date will be the trading day immediately following the notice date, subject to postponement for market disruption events and non-index business days.  We will pay you the cash settlement amount, if any, due upon the exercise of a call warrant on the call warrant settlement date.  The call warrant settlement date will be the third business day following the exercise date, subject to postponement if the determination of the final basket value is postponed.

August 2008	Page 20

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Exhibit 2

OFFICIAL NOTICE OF EXERCISE

Dated: [Any Trading Day that is also a Business Day after the Separation Date for any Warrants to be exercised hereby and prior to 10:00 a.m. on November 23, 2011]
The Bank of New York Mellon, Warrant Agent 101 Barclay Street, 8W New York, New York 10286 Fax No.: (212) 815-5704 (Attn: Timothy Casey)	Morgan Stanley & Co. Incorporated, as Calculation Agent 1585 Broadway New York, New York 10036 Fax No.: (646) 290-2676 (Attn: Structured Investments)
Morgan Stanley 1585 Broadway New York, New York 10036

Dear Sirs:

The undersigned holder of the Warrants on a Global Basket of Equity Indices of Morgan Stanley (CUSIP No. 617480728) (the “Warrants”) hereby irrevocably elects to exercise, with respect to the number of Warrants indicated below, as of the date hereof (or, if this letter is received after 10:00 a.m. on any Trading Day or on any day that is not a Trading Day and a Business Day, as of the next Trading Day that is also a Business Day), provided that such day is after the Separation Date for any Warrants to be exercised hereby, and is not later than 10:00 a.m. on November 23, 2011, the right to exercise the Warrants as described under “Description of Units, Notes and Warrants—Exercising the Warrants” in Pricing Supplement No. 727 dated August   , 2008 (the “Pricing Supplement”) to the Prospectus Supplement dated July 24, 2007 and the Prospectus dated January 25, 2006.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Warrant Agent will deliver on the Warrant Settlement Date a Cash Settlement Amount, in accordance with the terms of the Warrants, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of Warrants indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Warrants) (ii) the brokerage account in which the Warrants are held is currently naked options-eligible, (iii) the Call Warrants being exercised have been previously separated from the Units and (iv) it will cause the number of Warrants identified below its signature to be transferred to the Warrant Agent on the Warrant Settlement Date.

Very truly yours,
[Name of Holder]

By: ________________________________________
[Title]

[Fax No.]

___________________________________________
Number of Warrants to be exercised

August 2008	Page 21

Capital Protected Units due November 29, 2011
Each Consisting of a Zero-Coupon Note and a Warrant on a Global Basket of Equity Indices

Receipt of the above Official
Notice of Exercise is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO., as Calculation Agent
By MORGAN STANLEY & CO., as Calculation Agent

By: ______________________________________
Title:

Date and time of acknowledgment _____________

Receipt of the above Official
Notice of Exercise is hereby acknowledged
THE BANK OF NEW YORK MELLON, as Warrant Agent

By: ______________________________________
Title:
Date and time of acknowledgment _____________

August 2008	Page 22